EXHIBIT 23.5


                  CONSENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference of our report dated February 19, 1999 with respect to VEW TELNET Gesellschaft fur Telekommunikation und Netzdienste mbH, included in VersaTel Telecom International N.V.'s Report on Form 6-K filed with the Securities and Exchange Commission on December 7, 1999, in the Registration Statement on Form F-3 of VersaTel Telecom International N.V. and to the reference to our firm under the heading "Experts" in the prospectus.

                               /s/ BDO Deutsche Warentruehand Aktiengesellschaft Wirtschaftsprunfungsgesellschaft
                               -------------------------------------------------
                               BDO Deutsche Warentruehand Aktiengesellschaft Wirtschaftsprunfungsgesellschaft

Dusseldorf, Germany
January 28, 2000